UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 9, 2011

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On August 9, 2011, Vicar Operating, Inc. (“Vicar”), a wholly-owned subsidiary of VCA Antech, Inc. (the “Company”), consummated the purchase (the “Acquisition”) of all of the issued and outstanding membership interests of MediMedia Animal Health, LLC (“MMAH”) from MediMedia USA, Inc. (“MediMedia”) pursuant to the terms and conditions of the previously announced Securities Purchase Agreement, dated July 10, 2011 (the “Purchase Agreement”), by and among Vicar, MMAH and MediMedia, for an aggregate purchase price of $146 million in cash (the “Purchase Price”).  The Purchase Price is subject to adjustment for working capital and MMAH indebtedness.

A copy of the press release announcing the Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d)         Exhibits

Exhibit 99.1        Press Release issued by VCA Antech, Inc., dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCA ANTECH, INC.

August 9, 2011	By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number                              Description

99.1	Press Release issued by VCA Antech, Inc., dated August 9, 2011.